UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2017

ACHAOGEN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36323	68-0533693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
7000 Shoreline Court, Suite 371
South San Francisco, CA 94080
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (650) 800-3636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 4, 2017, the Board of Directors (the “Board”) of Achaogen, Inc. (the “Company”) appointed Halley Gilbert, effective immediately, to serve as a member of the Board. Ms. Gilbert was appointed as a Class II director, with an initial term expiring at the Company’s 2019 annual meeting of stockholders. To accommodate the appointment, the Board also increased the size of the Board from eight directors to nine directors.
Ms. Gilbert will receive cash and equity compensation as provided in the Company’s Non-Employee Director Compensation Program. Pursuant to this program, upon appointment to the Board, Ms. Gilbert received an option under the Company’s 2014 Equity Incentive Award Plan to purchase 20,000 shares of the Company’s common stock with an exercise price of $14.88 per share, the closing price of the Company’s common stock on the date of appointment. The option will vest and become exercisable as to 1/36th of the shares subject to the option each month following January 4, 2017, subject to Ms. Gilbert’s continued service to the Company through each applicable vesting date. The Company expects to enter into the Company’s standard director indemnification agreement with Ms. Gilbert.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2017	ACHAOGEN, INC.
	By:	/s/ Tobin Schilke
Tobin Schilke
Chief Financial Officer